Exhibit 99.1

   Press Release

FOR IMMEDIATE RELEASE

October 21, 2022

Hallador Energy Company, Hoosier Energy finalize ownership transfer of Merom Generating Station, multiyear PPA

TERRE HAUTE & BLOOMINGTON, Ind. – Hallador Energy Company (NASDAQ – HNRG), through its new subsidiary Hallador Power Company, LLC, has finalized its acquisition of Hoosier Energy’s 1-Gigawatt Merom Generating Station, located in Sullivan County, Indiana, in return for assuming certain decommissioning costs and environmental responsibilities. The transaction includes a 3.5-year power purchase agreement (PPA).

Hoosier will purchase 100% of the plant’s energy and capacity through May 2023, reducing purchases to 22% of energy output and 32% of its capacity beginning in June 2023 and through 2025. The companies’ existing renewable PPA – signed in May 2021 and representing 150 MW of solar generation and 50 MW of battery storage – will be retained, with its start date delayed until Merom’s eventual retirement.

“This transaction provides Hallador the opportunity to be an integral part of the much needed capacity, reliability and resiliency the grid needs in the near term, while creating a pathway and structure to convert the facility to renewable energy when market signals and evolving grid infrastructure indicate it is time.  We are grateful to Hoosier Energy’s management team and Board of Directors for working diligently with us to bring about this opportunity for Hallador, the citizens of Sullivan County and the dedicated employees who choose to work at Merom Generation Station. The acquisition of Merom is exciting for Hallador shareholders as it is the beginning of a more diversified and growing earnings platform that we will continue to build upon” said Hallador Energy CEO Brent Bilsland.

“Hoosier Energy and its member distribution cooperatives benefit significantly from this agreement, providing short- and long-term cost savings and continued stability during the transition of our resource portfolio,” said Hoosier Energy President & CEO Donna Walker. “Current Merom employees and Sullivan County benefit as well, preserving more than 100 jobs and a major economic driver for the area.”

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Hallador Energy Company is headquartered in Terre Haute, Indiana. To learn more visit halladorenergy.com.

Founded in 1949, Hoosier Energy is a generation and transmission cooperative (G&T) with headquarters in Bloomington, Indiana. The G&T provides electric power and services to 18 member distribution cooperatives in central and southern Indiana and southeastern Illinois. We are a community-focused organization that works to efficiently deliver affordable, reliable and safe energy. Collectively, our 18 members serve more than 760,000 consumers. Hoosier Energy is an equal opportunity provider and employer. For more information, visit hoosierenergy.com.

Forward Looking Statements.

This press release contains forward-looking statements relating to, among other things, the operations and the future performance of Hallador Energy and its consolidated subsidiaries, including without limitation, Hallador Power, that are based on the company’s current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to, the anticipated benefits of the acquisition, and expected business operations, plans, strategy, capital structure, earnings and performance of Hallador Energy. These forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results to differ materially from those indicated by such statements. We cannot assure you that any of our expectations, estimates or projections will be achieved. The forward-looking statements included in this press release are made only as of the date of this press release and we do not undertake any obligation to publicly update any forward-looking statements. Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements. In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of any such forward-looking statements. Investors should consider this cautionary statement as well as the risk factors identified in our most recent annual or quarterly report or in other reports that we have filed with the Securities and Exchange Commission.

Contact:  Investor Relations

                303-839-5504

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